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                                                                   Exhibit 10.27


                 STOCK PURCHASE, PLEDGE AND SECURITY AGREEMENT
                 ---------------------------------------------

DATE OF AGREEMENT: October 27, 1995

PARTIES:           Birner Dental Management Services, Inc.
                   Suite 208
                   3801 E. Florida Avenue
                   Denver, Colorado 80210 ("BDMS")

                   William Bolton, D.D.S.
                   Unit No. D
                   390 South Wilcox Street
                   Castle Rock, Colorado 80104 ("Dentist")

RECITALS:

     A. BDMS desires to sell and Dentist desires to purchase 100 shares of the outstanding capital stock of Perfect Teeth/Castle Rock P.C., a Colorado professional corporation (the "Company"), which has been formed to conduct the authorized professional services that may be performed by a doctor of dentistry, duly licensed under the laws of the state of Colorado.

     B. The Company and BDMS are currently parties to that certain Birner Dental Management Services, Inc. Management Agreement (the "Management Agreement"), pursuant to which BDMS has agreed to provide long term management and other services to the Company and services in connection with the development of a dental health care provider network.

     C. The Company has entered into an employment agreement with Dentist (the "Employment Agreement"), to engage in the general practice of dentistry at the Company's PERFECT TEETH Dental Center.

     D. Dentist has agreed to pledge to, and grant a security interest in, the shares purchased by Dentist to BDMS to secure certain obligations hereunder.
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AGREEMENT:

     In consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy are hereby acknowledged, the parties agree as follows:

          1.  Purchase of Shares. BDMS hereby sells and Dentist hereby purchases
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100 shares of the capital stock of the Company without par value (the "Shares"), for the aggregate price of Four Hundred Dollars ($400), which purchase price Dentist has this day paid in cash to BDMS.

          2.  Guaranty of Fixed Management Fee. Dentist has executed a Guaranty
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in the form attached as Exhibit A (the "Guaranty") of payment of the Fixed
Management Fee provided for in Section 3.5 of the Management Agreement.

          3.  Pledge of Shares and Grant of Security Interest. Dentist hereby
              -------------------------------------------------
pledges to, and grants a security interest in, the Shares to BDMS to secure the following:

              a. performance of Dentist's obligations under the Guaranty and this Agreement;

              b. performance of Dentist's obligations under the Employment Agreement with the Company.

          In connection with such pledge and grant of a security interest, the certificate for the Shares ("Certificate") has been delivered to BDMS, having been first endorsed by Dentist to BDMS. Dentist hereby authorizes BDMS to keep and preserve the Certificate in its possession until performance in full of Dentist's obligations under this Agreement and the Guaranty and the expiration of this Agreement and the Employment Agreement according to their terms; or to cause the sale of or to effect the redemption of the Shares by the Company according to the other provisions of this Agreement. So long as Dentist is not in default of Dentist's obligations under the Employment Agreement or this Agreement, Dentist shall be entitled to receive and retain dividends or other distributions on the Shares.

          4.  Grant of Irrevocable Proxy. Dentist has granted to BDMS or its
              ---------------------------
designee an Irrevocable Proxy in the form attached hereto as Exhibit B (the "Irrevocable Proxy ").

          5.  Covenants of Dentist. Dentist hereby covenants and agrees that,
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during the term of the Employment Agreement:

              a. there shall at all times be three persons appointed as members of the Board of Directors of the Company, including Dentist and two other persons nominated by BDMS, pursuant to the Irrevocable Proxy granted by Dentist to BDMS or its designee;
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              b.  the Bylaws of the Company shall not be amended without the written consent of BDMS and directors of the Company nominated by BDMS shall not be replaced or discharged without the consent of BDMS;

              c. in the event of his or her breach of this Agreement or the Employment Agreement or the termination of the Employment Agreement for any reason, Dentist shall no longer have the power to exercise any voting rights in the Company by virtue of ownership of the Shares;

              d. Dentist will not sell, pledge or otherwise encumber any of the assets of the Company without the express written consent of BDMS;

              e. in the event of the redemption by the Company of the Shares owned by Dentist, as provided in the Employment Agreement, or an assignment of the Shares to BDMS as provided in Section 7 below, Dentist shall cooperate in the transfer of control of the Company to BDMS or its designee and shall not interfere with the Company's operations, agreements, relationships or accounts;

              f. Dentist will not revoke or attempt to revoke the Irrevocable Proxy.

    6.   Events of Default. Dentist shall be in default under this Agreement if:


              a. Dentist fails to perform any covenant or agreement in the Guaranty or this Agreement;

              b. Dentist fails to perform any of Dentist's obligations under the Employment Agreement;

              c.   Dentist ceases to be employed by the Company for any reason;

              d. Dentist causes the Company to breach its obligations to BDMS under the Management Agreement;

              e. Dentist dies, becomes insolvent or a proceeding under any bankruptcy or insolvency law is commenced by or against Dentist.
 .

    7.  Remedies. In addition to any other remedies provided by law or in
        --------
the Guaranty, if an Event of Default occurs, BDMS shall have the following rights and remedies:

              a. if Dentist defaults in the performance of any of his or her covenants and obligations under this Agreement, the Guaranty, or the Employment Agreement, or Dentist ceases to be in the employ of the Company, Dentist authorizes the Shares at the election of BDMS, to be sold or otherwise disposed of by it at
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    public auction or private sale in order to satisfy any damages incurred by
    BDMS as a result of any said default;

              b. any notice of any sale, lease, other disposition, or other intended action by BDMS shall be deemed reasonable if it is in writing and deposited in the United States mail, first class postage prepaid, ten (10) days in advance of the intended disposition or other intended action, addressed to Dentist at his or her last known address;

              c. waiver by BDMS or the Company of any breach by Dentist under the Guaranty, this Agreement or the Employment Agreement, or any right of BDMS hereunder, shall not constitute a waiver of any event of default or other breach or right, nor of the same event of default or breach or right on a future occasion;

              d. if Dentist shall cease to be in the employ of the Company, if Dentist shall cause the Company to breach its contractual obligations to BDMS, or if Dentist shall default in the performance of his or her obligations hereunder, Dentist agrees that BDMS may cause the Company to exercise its option under the Employment Agreement to redeem the Shares.

          8.  Termination of Employment Agreement During Trial Period. If
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Dentist shall cease to be in the employ of the Company during the one-year trial period of the Employment Agreement, Dentist or Dentist's legal representatives shall be entitled, upon the delivery to BDMS of an absolute assignment (with a warranty that Dentist owns the Shares free and clear of any lien or adverse claim) conveying to BDMS the Shares, to receive payment for such Shares of $400 in cash and a release of the Guaranty, and thereafter BDMS shall be the absolute owner of the Shares.

          9.  Survival. The terms and conditions of this Agreement shall survive
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the expiration or termination of this Agreement to the full extent necessary for their enforcement and for the protection of the party in whose favor they operate.

          10.  Merger; Amendments. This Agreement, together with the exhibits
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(which are hereby incorporated by this reference) contains the complete agreement among the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings, written or oral. This Agreement may be amended or renewed in whole or in part by written agreement signed by all parties hereto.

          11.  No Assignment: Binding Agreement. Dentist may not assign to any
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person or entity any or all of its rights and obligations under this Agreement.
The Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns.
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          12. Severability. The invalidity or unenforceability of any
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Section or any part of any Section of this Agreement will not affect the validity or enforceability of any other part of this Agreement.

          13.  Governing Law.This Agreement will be governed by, construed and
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enforced in accordance with the laws of the State of Colorado.

          14.  Notices. All notices, reports, or other communications which are
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required or permitted to be given to the parties under this Agreement shall be given in writing and delivered in person, by telecopy, overnight courier or certified mail (postage prepaid, return receipt requested), to the receiving party at such party's address set forth on the first page of this Agreement, or to such other address as such party may have given to the other by notice pursuant to this Section. Notice shall be deemed given on the date of delivery. In the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or certified mail.

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase, Pledge and Security Agreement as of the date first above written.

                                       BDMS:

                                       BIRNER DENTAL MANAGEMENT SERVICES, INC.

                                       By:  /s/ Frederic W. J. Birner
                                            ----------------------------------
                                            Chief Executive Officer


                                       DENTIST:


                                            /s/ William Bolton, D.D.S
                                            ----------------------------------
                                            William Bolton, D.D.S.